                                                                       EXHIBIT 5
                                                                       ---------



                         ____________,  1998

Board of Directors
Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

Dear Sirs:

          I am Executive Vice President, Secretary and General Counsel of Tele-Communications, Inc., a Delaware corporation (the "Company"), and this opinion is being delivered in connection with the filing of the Company's Registration Statement on Form S-8 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of a maximum aggregate of (i) 10,000,000 shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, or Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share, or a combination of both such series (the "TCI Group Shares"), (ii) 7,500,000 shares of the Company's Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, or Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share, or a combination of both such series (the "Liberty Group Shares"), and (iii) 7,500,000 shares of the Company's Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share, or Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share, or a combination of both such series (the "Ventures Group Shares" and, collectively with the TCI Group Shares and the Liberty Media Group Shares, the "Shares"), that are issuable as awards or upon the exercise of awards granted or to be granted under the Tele-Communications, Inc. 1998 Incentive Plan (the "Plan").

          In connection therewith, I have examined, among other things, the originals, certified copies or copies otherwise identified to my satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, as amended; minutes of proceedings of the Company's Board of Directors, including committees thereof, relating to the adoption of the Plan, the reservation of shares for issuance thereunder and the grant of awards; the Company's Proxy Statement relating to the Company's 1998 Annual Meeting of Stockholders, dated April 30, 1998, relating to the annual meeting of the Company's stockholders held on June 16, 1998; the Plan;

          , 1998
Page 2

agreements pertaining to awards granted under the Plan; the form of agreements pertaining to awards that may be granted under the Plan; and such other documents, records, certificates of public officials and questions of law as I deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have relied, to the extent I deemed such reliance appropriate, on certificates of officers of the Company as to factual matters. I have assumed the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduction copies. I have further assumed that there will be no changes in applicable law between the date of this opinion and the date Shares are issued or sold pursuant to the Plan and the Registration Statement.

          Based upon the foregoing, I am of the opinion that each of the TCI Group Shares, Liberty Group Shares and TCI Ventures Group Shares that may be issued as awards, or issued and sold upon the exercise of awards, granted or to be granted under the Plan have been duly authorized and, when issued and sold in accordance with the terms of the Plan (and any applicable agreement pertaining to awards granted or to be granted under the Plan), will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me contained therein under the heading "Item 5. Interest of Named Experts and Counsel" in Part II of the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ STEPHEN M. BRETT

                                    Stephen M. Brett
                                    Executive Vice President, Secretary and
                                      General Counsel